UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2014 (February 21, 2014)

American Realty Capital Healthcare Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-184677	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital Healthcare Trust II, Inc. (the "Company") previously filed a Current Report on Form 8-K on February 27, 2014 (the "Original Form 8-K") reporting its acquisition of fee simple and leasehold interests in a portfolio of three medical office buildings located in Glendale, Arizona, and Stockbridge, Georgia (two properties).
The Company also closed on a medical office building in Douglasville, Georgia on April 30, 2014 and expects to complete the acquisition of fee simple and leasehold interests in eight additional medical office buildings located in: Bowie, Maryland; Grand Rapids, Michigan; Bethlehem, New York (two properties); Clifton Park, New York; Kingston, New York; New Windsor, New York; and Schenectady, New York. A property in New Paltz, New York included in the initial portfolio was removed from the contemplated acquisition as a result of the tenant exercising its option for right of first offer subsequent to the date of the purchase agreement. The sellers of the remaining properties are: LMOF II Bowie Gateway, LLC; Grand Rapids LaSalle Medical Office, L.L.C.; Slingerlands I LaSalle Medical Office, L.L.C.; Slingerlands II LaSalle Medical Office, L.L.C.; Plank LaSalle Medical Office, L.L.C.; Benedictine LaSalle Medical Office, L.L.C.; New Windsor LaSalle Medical Office, L.L.C.; and Cushing LaSalle Medical Office, L.L.C. The aggregate contract purchase price of the properties, including the four previously acquired properties, is $127.1 million. Such sellers do not have a material relationship with the Company and the acquisition was and will not be an affiliated transaction.
This Amended Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 (assuming the acquisition of the LaSalle II Portfolio (as defined below)) and (ii) certain additional information with respect the Company's acquisition of fee simple and leasehold interests in a portfolio of 12 medical office buildings located in: Glendale, Arizona; Georgia (Douglasville and Stockbridge (two properties)); Bowie, Maryland; Grand Rapids, Michigan; New York (Bethlehem (two properties), Clifton Park, Kingston, New Windsor and Schenectady) (the "LaSalle II Portfolio"). No other changes have been made to the Original Form 8-K.
Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust II, Inc.
We have audited the accompanying combined statement of revenues and certain expenses (the “combined statement”) of twelve properties known as the LaSalle II Portfolio for the year ended December 31, 2013. Three of the properties were formerly owned by subsidiaries of LaSalle Medical Office Fund II (PMB Arrowhead #2 LLC, Group Six Properties Stockbridge, LLC and Village Center Parkway Office Building, L.L.C.), and nine are currently owned by subsidiaries of LaSalle Medical Office Fund II (Creekside Medical Building, L.P., LMOF II Bowie Gateway, LLC, Grand Rapids LaSalle Medical Office, L.L.C., Slingerlands I LaSalle Medical Office, L.L.C., Slingerlands II LaSalle Medical Office, L.L.C., Plank LaSalle Medical Office, L.L.C., Benedictine LaSalle Medical Office, L.L.C., New Windsor LaSalle Medical Office, L.L.C., and Cushing LaSalle Medical Office, L.L.C.).
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of this combined statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on this combined statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the combined statement of the LaSalle II Portfolio for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.
Emphasis of a Matter
The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital Healthcare Trust II, Inc., as described in Note 1 to the combined statement, and is not intended to be a complete presentation of the LaSalle II Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ WEISERMAZARS LLP

Fort Washington, Pennsylvania
May 2, 2014

THE LASALLE II PORTFOLIO

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
(In thousands)

Year Ended
December 31, 2013

Revenues:
Rental income	$9,008
Operating expense reimbursements	2,716
Total revenues	11,724

Certain expenses:
Real estate taxes	1,347
Property operating	1,908
Insurance	75
Total certain expenses	3,330
Revenues in excess of certain expenses	$8,394
 The accompanying notes are an integral part of this Combined Statement of Revenues and Certain Expenses.

THE LASALLE II PORTFOLIO

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

1. Background and Basis of Presentation
The accompanying Combined Statement of Revenues and Certain Expenses ("Historical Summary") includes the operations of the fee simple and leasehold interests in a portfolio of 12 medical office buildings located in: Glendale, Arizona; Georgia (Douglasville and Stockbridge (two properties)); Bowie, Maryland; Grand Rapids, Michigan; New York (Bethlehem (two properties), Clifton Park, Kingston, New Windsor and Schenectady) (the "LaSalle II Portfolio") for the year ended December 31, 2013. American Realty Capital Healthcare Trust II, Inc. (the "Company") acquired three medical office buildings located in: Glendale, Arizona; and Stockbridge, Georgia (two properties) on February 21, 2014 for an aggregate purchase price of $18.4 million and a medical office building in Douglasville, Georgia on April 30, 2014 for an aggregate purchase price of $10.0 million and assumed a mortgage note payable for approximately $5.3 million. The Company expects to complete the acquisition of the fee simple and leasehold interests in eight additional medical office buildings located in: Bowie, Maryland; Grand Rapids, Michigan; New York (Bethlehem (two properties), Clifton Park, Kingston, New Windsor and Schenectady) (the "Remaining LaSalle II Portfolio") during the second quarter of 2014 for an aggregate purchase price of $127.1 million. Although the closing of the Remaining LaSalle II Portfolio is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire the Remaining LaSalle II Portfolio. However, the Company believes that the completion of the Remaining LaSalle II Portfolio is probable.
The accompanying Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the LaSalle II Portfolio was and will be acquired from an unaffiliated party; and (b) based on due diligence of the LaSalle II Portfolio by the Company, management is not aware of any material factors relating to the LaSalle II Portfolio that would cause this financial information not to be indicative of future operating results.
2.  Summary of Significant Accounting Policies
The Historical Summary included herein was prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and with the special instructions for real estate operations to be acquired under Rule 3-14 of Regulation S-X. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the year ended December 31, 2013.
Revenue Recognition
Under the terms of the leases, the tenants pay monthly expense reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of $34.4 thousand over the rent payments received in cash for the year ended December 31, 2013.
The following is a tenant whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of December 31, 2013:

Tenant
Trinity Health - Michigan	11.0%
The termination, delinquency or non-renewal of the above tenant may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2013.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE LASALLE II PORTFOLIO

NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

3.	Future Minimum Base Rental Payments
The following table presents future minimum base cash rental payments due to the Company subsequent to December 31, 2013.  These amounts exclude contingent rental payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.  At December 31, 2013, the LaSalle II Portfolio was 92% leased under non-cancelable operating leases with a remaining lease term of 9.2 years on a weighted average basis. Future minimum base rental payments are as follows:

(In thousands)	Future Minimum Base Rental Payments
2014	$8,977
2015	8,488
2016	7,238
2017	6,885
2018	5,815
2019 and thereafter	19,513
Total	$56,916

4.	Subsequent Events
The Company has evaluated subsequent events through May 2, 2014, the date which this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary except for the following transactions.
The Company acquired three medical office buildings located in: Glendale, Arizona; and Stockbridge, Georgia (two properties) on February 21, 2014 and another medical office building in Douglasville, Georgia on April 30, 2014. See Note 1 - Background and Basis of Presentation for additional information.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2013
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust II, Inc. (the "Company") had acquired the fee simple and leasehold interests in 12 medical office buildings located in: Glendale, Arizona; Georgia (Douglassville and Stockbridge (two properties)); Bowie, Maryland; Grand Rapids, Michigan; New York (Bethlehem (two properties), Clifton Park, Kingston, New Windsor and Schenectady) (the "LaSalle II Portfolio") as of December 31, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 6, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the LaSalle II Portfolio as of December 31, 2013, nor does it purport to present the future financial position of the Company. Although the closing of the LaSalle II Portfolio is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire the LaSalle II Portfolio. However, the Company believes that the completion of the LaSalle II Portfolio is probable.

	American Realty Capital Healthcare Trust II, Inc.(1)	LaSalle II Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
ASSETS
Real estate investments, at cost:
Land	$3,220	$8,881	(2)	$12,101
Buildings, fixtures and improvements	37,114	111,068	(2)	148,182
Acquired intangible lease assets	5,952	12,862	(2)	18,814
Total real estate investments, at cost	46,286	132,811		179,097
Less: accumulated depreciation and amortization	(1,094)	—		(1,094)
Total real estate investments, net	45,192	132,811		178,003
Cash and cash equivalents	111,833	(65,142)		46,691
Receivable for sale of common stock	1,286	—		1,286
Prepaid expenses and other assets	1,888	—		1,888
Deferred costs, net	7	784	(3)	791
Total assets	$160,206	$68,453		$228,659
LIABILITIES AND EQUITY
Mortgage notes payable	$—	$62,732	(4)	$62,732
Mortgage premiums, net	—	3,181	(2)	3,181
Below market lease liabilities, net	57	2,540	(2)	2,597
Accounts payable and accrued expenses	962	—		962
Deferred rent and other liabilities	46	—		46
Distributions payable	992	—		992
Total liabilities	2,057	68,453		70,510
Common stock	75	—		75
Additional paid-in capital	161,952	—		161,952
Accumulated deficit	(3,878)	—		(3,878)
Total stockholders' equity	158,149	—		158,149
Total liabilities and equity	$160,206	$68,453		$228,659
The accompanying notes are an integral part of this Unaudited Pro Forma Consolidated Balance Sheet.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the Company's historical Balance Sheet as of December 31, 2013, as previously filed.
(2) Reflects the acquisition of the LaSalle II Portfolio for an aggregate base purchase price of $127.1 million.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from one to 16 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(3)	Reflects an estimate of deferred financing costs associated with the assumption of $62.7 million in mortgage notes payable upon the acquisition of the LaSalle II Portfolio.

(4)
The Company will assume $62.7 million in mortgage notes payable in connection with its acquisition of the LaSalle II Portfolio that bears interest at a rate of 6.10% and initially requires only monthly interest payments, with the principal balances to be paid commencing August 2015 through September 2017.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013 is presented as if American Realty Capital Healthcare Trust II, Inc. (the "Company") had acquired the fee simple and leasehold interests in 12 medical office buildings located in: Glendale, Arizona; Georgia (Douglasville and Stockbridge (two properties)); Bowie, Maryland; Grand Rapids, Michigan; New York (Bethlehem (two properties), Clifton Park, Kingston, New Windsor and Schenectady) (the "LaSalle II Portfolio") as of the beginning of the period presented. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company acquired the LaSalle II Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013:

(In thousands)	American Realty Capital Healthcare Trust II, Inc. (1)	LaSalle II Portfolio (2)	Pro Forma Adjustments LaSalle II Portfolio		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$1,551	$9,008	$1,525	(3)	$12,084
Operating expense reimbursements	266	2,716	—		2,982
Total revenues	1,817	11,724	1,525		15,066
Operating expenses:
Property operating and maintenance	122	3,330	—		3,452
Acquisition and transaction related	730	—	—		730
General and administrative	109	—	—		109
Depreciation and amortization	1,077	—	9,719	(4)	10,796
Total operating expenses	2,038	3,330	9,719		15,087
Operating income (loss)	(221)	8,394	(8,194)		(21)
Other income (expenses):
Interest expense	—	—	(37)	(5)	(37)
Total other expenses	—	—	(37)		(37)
Net income (loss)	$(221)	$8,394	$(8,231)		$(58)

The accompanying notes are an integral part of this Unaudited Pro Forma Consolidated Statement of Operations.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

(1) Reflects the Company's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the LaSalle II Portfolio for the period indicated.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above and below market leases.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented. Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial terms of the respective leases, which range from one to 16 years.

(5)
Represents interest expense that would have been recorded on debt to be assumed in connection with the acquisition had the LaSalle II Portfolio been acquired as of the beginning of the period presented. The Company will assume $62.7 million in mortgage notes payable in connection with its acquisition of the LaSalle II Portfolio that bear interest at a rate of 6.10% and initially requires only monthly interest payments, with the principal balances to be paid commencing August 2015 through September 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: May 2, 2014	By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Chief Financial Officer and Chief Operating Officer